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                                                                   Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our reports dated January 28, 2002, accompanying the financial statements and schedules included in the Annual Report of the KPMG Consulting, Inc. 401(k) Plan on Form 11-K for the year ended April 30, 2001. We hereby consent to the incorporation by reference of said reports in the Registration Statement of KPMG Consulting Inc. on Form S-8 (File No. 333-55380), effective February 9, 2001.

GRANT THORNTON LLP


New York, New York
March 21, 2002